RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”) is made and entered into as of the 2nd day of July, 2012 (the “Effective Date”), by and between BNC Bancorp, a North Carolina Corporation (the “Corporation”), Bank of North Carolina (the “Bank”), a state chartered commercial bank and David B. Spencer (the “Participant”).

WHEREAS, the Corporation is the holding company of the Bank and the BNC Bancorp Omnibus Stock Option Long Term Incentive Plan was approved by the Corporation’s board of directors and by its shareholders on May 18, 2004, as it may be amended from time to time (the “Plan”).

WHEREAS, Participant is an employee of the Bank, and the Boards of Directors of the Corporation and the Bank have determined that it is desirable and in the best interest of the Bank to make an award (the “Award”) of certain shares of the common stock of the Corporation, under the Plan, to the Participant, subject to certain restrictions as specified below; and

WHEREAS, capitalized terms not otherwise defined herein shall have the same meaning given to such terms in the Plan.

NOW, THEREFORE, the Parties agree as follows:

1.          Date of Award. The date of making the Award under this Agreement is July 2, 2012. The Bank has made this Award in consideration of the continued employment of the Participant. The Participant is an executive officer of the Bank and the Company.

2.          Award of Plan Shares. The Participant is awarded, no purchase price per share, in the aggregate, the right to receive 12,000 shares of common stock (the “Plan Shares”), which shares become vested and nonforfeitable pursuant to paragraph 5 of this Agreement.

3.          Representations, Warranties and Transfer Restrictions.

(a)          Representations and Warranties. Participant makes and agrees to the representations and warranties, if any, attached hereto as Annex A. The Committee may cause a legend to be placed on any certificate representing any of the Plan Shares to make appropriate reference to restrictions on transfer, as necessary.

(b)          Securities Law and Regulations. The Participant agrees that the Plan Shares shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the common stock is then listed and any other applicable federal or state securities laws, rules or regulations, and the Committee may cause a legend or legends to be placed on any certificate representing any of the Plan Shares to make appropriate reference to such restrictions.

(c)          Other Transfer Restrictions. No portion of the Plan Shares or Rights granted hereunder may be sold transferred, assigned, pledged or otherwise encumbered or disposed of by Participant until such portion of the Plan Shares become fully vested in accordance with paragraph 5 of this Agreement.

4.          Shares Held in Trust. The Plan Shares shall be held in trust by the Bank and distributed or transferred in accordance with the Plan, as determined by the Committee and as set forth herein.

5.          Vesting and Delivery of Plan Shares by the Bank.

(a)          Vesting Schedule. Plan Shares shall vest and become nonforfeitable as set forth herein:

12,000 shares beginning on July 2, 2014; provided, however, notwithstanding paragraph (b) of this section 5., none of the restricted stock shares will become transferrable or payable, except for the payment of taxes which may become due and payable, unless allowed under the rules and regulations of the Capital Purchase Program of the Troubled Asset Relief Program of the United States treasury.

(b)          Delivery of Vested Plan Shares to the Participant. Except as provided above, after the date on which the Plan Shares have become vested as provided in this Agreement and in the Plan, the Committee shall instruct the Bank to deliver to the Participant, the Participant’s designee, such other person as shall have been designated as Participant’s beneficiary in accordance with this Agreement, or any other permitted recipient pursuant to the Plan, as applicable, certificates representing the Plan Shares which have become vested and nonforfeitable, as the Committee shall determine, free from any restrictions imposed by this Agreement other than such restrictions and conditions as may be deemed necessary by the Committee pursuant to paragraph 3 above. The parties agree to execute any further instrument and to take such action as may be reasonable necessary to carry out the intent of this Agreement

(c)          Delivery of Forfeited Plan Shares. If the Plan Shares, or any of them, are forfeited pursuant to the Plan, the Committee shall instruct the Bank concerning the disposition of such forfeited shares. Thereafter such forfeited shares shall cease to be subject to this Agreement.

6.          Payment of Dividends. As soon as practicable after the Plan Shares have become vested and delivered, the Bank shall pay to the Participant, the Participant’s designee, such other person as shall have been designated as Participant’s beneficiary in accordance with the Agreement or any other permitted recipient pursuant to the Plan, the proportional amount of any cash or stock dividend, or other cash or noncash distributions, including any interest earned thereon, declared in respect of such vested Plan Shares, which had been held in trust by the Bank for the benefit of the above-named person(s).

7.          Designation of Beneficiary. The Participant hereby designates the person(s) described on Annex B as the beneficiary or beneficiaries who shall be entitled to receive the vested Plan Shares and other assets, if any, distributable to the Participant upon his death. The Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary, if any, by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

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If no such beneficiary designation is in effect at the time of the Participant’s death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be deemed to have been designated his beneficiary and shall receive the vested Plan Shares and other assets, if any, distributable to the Participant upon his death. If the Committee is in doubt as to the right of any person to receive such distribution, the Committee may direct the Bank to retain the vested Plan Shares and other assets, without liability for any interest in respect thereof, until the rights thereto are determined, or the Committee may direct the transfer of such Plan Shares into any court of appropriate jurisdiction and such transfer shall be deemed a complete discharge of the obligations of the Bank, and the Corporation, the Committee hereunder.

8.          Effect of Award on Status of Participant. The fact that an Award has been made to the Participant under this Plan shall not confer on the Participant any right to continued service on the boards of directors of the Bank, the Corporation or of any Subsidiary, nor to continued employment with the Bank, the Corporation or any Subsidiary; nor shall it limit the right of the Bank, the Corporation or of any Subsidiary to remove the Participant from any such boards, or to terminate his employment at any time without prior notice.

9.          Impact of Award on Other Benefits of Participant. The value of the Plan Shares on the date of the Award or at the time the Plan Shares becomes vested, shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Bank, the Corporation or any Subsidiary other than any qualified employee benefit plan which provides that such value shall be included as compensation or earnings for purposes of such plans.

10.          Tax and Tax Withholding. Participant has reviewed with Participant’s own tax and financial advisors the federal, state and local tax consequences of this agreement and receipt of the Plan shares. All vested Plan Shares distributed pursuant to this Agreement shall be subject to applicable federal, state and local withholding for taxes. The Participant expressly acknowledges and agrees to such withholding without regard to whether the Plan Shares may then be sold or otherwise transferred by the Participant. The Participant acknowledges and agrees to the tax withholding provisions which are set forth in the Plan.

11.          Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or three business days after deposit in the United States mail by Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Bank, the Committee or the Trustees at the Bank’s principal office address at 1226 Eastchester Drive, High Point, North Carolina 27265; and, if to the Participant, at his last address appearing on the books of the Bank. The Bank and the Participant may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed as set forth above, as the case may be.

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12.          Construction Controlled by Plan. The Plan, a copy of which is attached hereto as Annex C, is incorporated herein by reference. The Award of Restricted Shares shall be subject to the terms and conditions of the Plan, and the Participant hereby assumes and agrees to comply with all of the obligations imposed upon the Participant in the Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith.

13.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

14.          Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

15.          Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto or their successors in interest. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

16.          Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, personal representatives, executors, and administrators, successors and assigns.

17.          Entire Agreement. This Agreement and the Plan constitute and embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder; there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

18.          Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Corporation and the Bank have caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by, authority of its Board of Directors first duly given; and each individual party hereto has hereunto set his hand and adopted as his seal the typewritten word “SEAL” appearing beside his name, all done this the day and year first above written.

BNC BANCORP

By:	________________________________

ATTEST:

By:	_____________________________
Assistant Secretary

[Corporate Seal]

PARTICIPANT

__________________________ (SEAL)

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ANNEX A

Representations and Warranties

Participant represents to the Corporation that:

(a)          The Plan Shares were not offered or transferred to Participant by means of any form of general solicitation or general advertising, and in connection therewith, Participant did not: (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (ii) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(b)          Participant has received a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Plan Shares subject to all of the terms and provisions of the Plan except as otherwise specifically stated in this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (both as defined in the Plan) upon any questions arising under the Plan. Participant acknowledges that the Plan Shares may only be transferred or otherwise disposed of pursuant to (i) a registration statement on Form S-8 upon delivery of a resale prospectus to the recipient of the Plan Shares, as long as Participant is an affiliate of the Corporation, (ii) an effective registration statement under the Securities Act of 1933, as amended (the “Act”) or (iii) pursuant to an exemption from registration under the Act.

(c)          Participant acknowledges that he must therefore hold the Plan Shares indefinitely unless a subsequent disposition of the Plan Shares is permitted under the terms of this Agreement.

(d)          Participant acknowledges that, given the restrictions on transfer acknowledged above, he is able to bear the economic risk of holding the Plan Shares for an indefinite period of time and can afford a complete loss of the value of the Plan Shares.

(e)          Participant agrees and acknowledges that the Corporation may, if it so desires and subject to paragraph 3 of this Agreement, permit the transfer of the Plan Shares out of Participant’s name only when Participant’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Corporation and its counsel that neither the sale nor the proposed transfer results in violation of the Act or any state securities or “blue sky” laws (collectively, “Securities Laws”). Participant agrees to hold the Corporation and its directors, officers, agents and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them from and against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Participant contained herein or any sale or distribution by Participant in violation of the Securities Laws.

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(f)          Participant represents that the receipt of the Plan Shares by Participant will not result in the violation by Participant of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Participant is bound, including, without limitation, United States laws and other laws that may be applicable to Participant and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Participant is a party or by which Participant is bound or to which Participant’s material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of Participant.

(g)          Participant acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Participant any right with respect to continuation of service to or employment by the Corporation or the Bank, nor shall it interfere in any way with his right or the Corporation’s or the Bank’s right to terminate his service to or employment by the Corporation or the Bank at any time, with or without cause.

(h)          Participant acknowledges and agrees that the vesting of shares pursuant to this Agreement is earned only through Participant’s continued compliance with the non-compete and non-disclosure covenants contained in the letter agreement dated July 20, 2006 by and between the Participant and the Bank and not through the grant of the Plan Shares hereunder.

(i)          Participant hereby accepts this Agreement subject to all of the terms and provisions hereof. Participant has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Agreement.

(j)          Participant acknowledges that the Corporation and its counsel are entitled to rely on the representations made above.

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ANNEX B

BNC Omnibus Stock Option and

Long Term Incentive Plan

Beneficiary Designation Form

As Beneficiary to receive any shares of stock distributable on my behalf pursuant to the BNC Bancorp Omnibus Stock Option and Long Term Incentive Plan, I hereby designate the following:

	Name	Address	Relationship

Primary Beneficiary:

Contingent Beneficiary:
(if any)

If more than one primary beneficiary is named, shares will be paid in equal shares to surviving primary beneficiaries. Should the contingent beneficiaries be eligible to receive the benefits (i.e., all primary beneficiaries are deceased), such benefits will be paid in equal shares to such surviving contingent beneficiaries.

Name of Spouse if not given above:

____________________________________
Witness	Participant

Date

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ANNEX C

BNC Bancorp Omnibus Stock Option and

Long Term Incentive Plan

See Attached.

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